Exhibit 10.3

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is made as of June 9, 2014 (“Effective Date”) and is entered into by and between First CNG, LLC, (“Lessee”) and Grace Whisler Trust and Whisler Holdings, LLC, (“Lessor”).

Recitals

A.      Lessor and First CNG, LLC entered into that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease - Net dated February 24, 2014 for reference purposes (the “Lease”) whereby Lessee leased from Lessor the premises commonly known by the street address of 24201 El Toro Rd., Lake Forest, California (the “Premises”).

B.        Lessor and Lessee desire to amend the Lease as provided for in this First Amendment.

The Lease is hereby amended as follows.

Agreement

1.	Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

2.	Lease Commencement Date. The Commencement Date of the Original Term shall be extended by one (1) month, from June 1, 2014 to July 1, 2014.

3.	Rental Abatement. The period March 1, 2014 through June 30, 2014 constitutes the entire Rental Abatement Period for the term of the lease.

4.	Lessee’s Estoppel. Lessee hereby certifies and acknowledges that, as of the date of the mutual execution of this First Amendment, (a) Lessor is not in Default or Breach in any respect under the Lease; (b) Lessee does not have any defenses to its obligations under the Lease; (c) and there are no offsets against rent. Lessee acknowledges and agrees that: (a) the representations herein set forth constitute a material consideration to Lessor in entering into this First Amendment; (b) such representations are being made by Lessee for purposes of inducing Lessor to enter into this First Amendment; and (c) Lessor is relying on such representations in entering into this First Amendment.

5.	Effect of Amendment. Except to the extent the Lease is modified by this First Amendment, the remaining terms and conditions of the February 24, 2014 Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment shall prevail and control.

6.	Entire Agreement. The Lease, together with this First Amendment, embodies the entire understanding between Lessor and Lessee with respect to its subject matter and supersedes any prior agreements, negotiations and communications, oral or written. No subsequent agreement, representation, or promise made by either party hereto, or by or to any employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby. This First Amendment and the Lease can be changed only by an instrument in writing signed by Lessor and Lessee.

7.	Counterparts; Facsimile Signatures; Signatures in PDF Form. This First Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of a copy of this First Amendment bearing a signature by facsimile transmission or Email in PDF form will have the same effect as physical delivery of the document bearing the original signature.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the dale first written above.

LESSOR:	LESSOR:

Grace Whisler Trust and Whisler Holdings, LLC	First CNG, LLC

/s/ Sherman Pickrell	/s/ Timothy J. Gorry
Sherman Pickrell	Timothy J. Gorry
Trustee	Director & General Counsel

6/13/14	6/12/14
Date	Date

Whisler Holdings, LLC

/s/ Cyndee Solis	/s/ Kirk Honour
Cyndee Solis	Kirk Honour
Trustee	Chief Executive Officer

6/13/14	6/12/14
Date	Date

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